Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenue	$56,612	$40,979	$106,663	$74,740

Costs and expenses:
Cost of operations	25,716	18,616	50,426	33,511
Sales and marketing	16,932	12,141	32,469	23,129
General and administrative	12,565	8,665	24,455	15,205
Depreciation and amortization	4,013	3,019	7,542	5,252
Interest income	1,468	—	2,916	—

Loss before income tax provision	(1,146)	(1,462)	(5,313)	(2,357)
Income tax provision	12	91	12	152

Net loss	$(1,158)	$(1,553)	$(5,325)	$(2,509)

Net loss per common share:
Basic and diluted	$(0.02)	$(0.03)	$(0.09)	$(0.05)

Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	56,054	48,100	56,054	48,100

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue
Online Services:
Advertising and sponsorship	$36,219	$26,656	$68,979	$49,443
Licensing	12,304	8,239	23,746	14,044
Content syndication and other	1,096	2,010	1,972	4,573

Total Online Services	49,619	36,905	94,697	68,060
Publishing and Other Services	6,993	4,074	11,966	6,680

	$56,612	$40,979	$106,663	$74,740

Earnings (loss) before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”)
Online Services	$9,006	$3,974	$16,867	$7,793
Publishing and Other Services	593	(668)	(741)	(915)

	9,599	3,306	16,126	6,878

Adjusted EBITDA per diluted common share (a)	$0.17	$0.07	$0.28	$0.14

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	1,468	—	2,916	—
Depreciation and amortization	(4,013)	(3,019)	(7,542)	(5,252)
Non-cash advertising	(1,189)	(1,663)	(2,794)	(3,414)
Non-cash stock-based compensation	(7,011)	(86)	(14,019)	(569)
Income tax provision	(12)	(91)	(12)	(152)

Net loss	$(1,158)	$(1,553)	$(5,325)	$(2,509)

Net loss per common share:
Basic and diluted	$(0.02)	$(0.03)	$(0.09)	$(0.05)

Weighted-average shares outstanding used in computing basic and diluted net loss per common share:
Basic and diluted	56,054	48,100	56,054	48,100

(a)	Three and six months ended June 30, 2006 Adjusted EBITDA is calculated based on 58,092 and 57,905 diluted shares, respectively.

(b)	Reconciliation of Adjusted EBITDA to net loss (see Annex A — Explanation of Non-GAAP Financial Measures).

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$4,620	$75,704
Short-term investments	99,655	78,073
Accounts receivable, net	55,814	57,245
Current portion of prepaid advertising	5,625	7,424
Other current assets	6,522	3,977

Total current assets	172,236	222,423

Property and equipment, net	32,108	21,014
Prepaid advertising	11,110	12,104
Goodwill	142,427	100,669
Intangible assets, net	32,109	20,503
Other assets	170	176

	$390,160	$376,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$21,715	$30,400
Deferred revenue	50,191	36,495
Due to Emdeon	3,005	3,672

Total current liabilities	74,911	70,567

Other long-term liabilities	7,460	7,010

Stockholders’ equity	307,789	299,312

	$390,160	$376,889

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(5,325)	$(2,509)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,542	5,252
Non-cash advertising	2,794	3,414
Non-cash stock-based compensation	14,019	569
Changes in operating assets and liabilities:
Accounts receivable	4,221	1,173
Other assets	(2,945)	(1,156)
Accrued expenses and other long-term liabilities	(1,364)	2,032
Due to Emdeon	(667)	—
Deferred revenue	9,984	4,587

Net cash provided by operating activities	28,259	13,362

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	171,000	—
Purchases of available-for-sale securities	(192,000)	—
Purchases of property and equipment	(12,775)	(14,207)
Cash paid in business combinations, net of cash acquired	(65,568)	(30,612)

Net cash used in investing activities	(99,343)	(44,819)

Cash flows from financing activities:
Net cash transfers from Emdeon	—	29,835

Net cash provided by financing activities	—	29,835

Net decrease in cash and cash equivalents	(71,084)	(1,622)
Cash and cash equivalents at beginning of period	75,704	3,456

Cash and cash equivalents at end of period	$4,620	$1,834